Evergreen VA Blue Chip Fund: Semiannual Report as of June 30, 2003

table of contents

1	LETTER TO SHAREHOLDERS
2	FUND AT A GLANCE
4	FINANCIAL HIGHLIGHTS
6	SCHEDULE OF INVESTMENTS
12	STATEMENT OF ASSETS AND LIABILITIES
13	STATEMENT OF OPERATIONS
14	STATEMENTS OF CHANGES IN NET ASSETS
15	NOTES TO FINANCIAL STATEMENTS
20	TRUSTEES AND OFFICERS

This semiannual report must be preceded or accompanied by a prospectus of the Evergreen fund contained herein. The prospectus contains more complete information, including fees and expenses, and should be read carefully before investing or sending money.

Mutual Funds:
NOT FDIC INSURED	MAY LOSE VALUE	NOT BANK GUARANTEED

Evergreen InvestmentsSM is a service mark of Evergreen Investment
Management Company, LLC. Copyright 2003.

LETTER TO SHAREHOLDERS

August 2003

Dennis H. Ferro President and Chief Investment Officer

We are pleased to provide the semiannual report for Evergreen VA Blue Chip Fund, which covers the six-month period ended June 30, 2003.

Market analysis

After three down years in equities, investors entered 2003 with great anticipation. Economic fundamentals, led by low interest rates and mild inflation, were steadily improving and corporate profitability had strengthened in recent periods. As a result of this optimism, equities rose by more than five percent in the first two weeks of the new-year. These gains, however, were quickly erased as the uncertain geopolitical environment overwhelmed improving investor confidence. Money flowed from equities into bonds, as fears of war also led to a surge in the prices for oil and gold, and the dollar lost ground against other major currencies.

As negotiations for a diplomatic resolution to the Iraq crisis unraveled at the United Nations, the major equity indices approached their October 2002 lows. Once it became apparent that war was inevitable, however, equities began to recover. Apparently, the uncertainty of war was worse for the market than actual war itself. This clarification on the geopolitical front combined with better than expected first quarter profits to propel stocks higher. These gains were not limited to domestic equities, though, as international stocks rose on optimism for a coordinated global recovery.

The gains in equities during the first half of the year were broad based. Large, small, and mid-cap indexes all registered impressive gains. Value stocks outperformed growth, and despite sluggish growth, international equities rebounded dramatically, likely encouraged by the confidence instilled from strengthening currencies. Underscoring the depth of the rally, all ten sectors of the S&P 500 Index finished the period in positive territory thus far in 2003.

Visit us on the Web

Please visit our Web site, EvergreenInvestments.com, for more information about our funds and other investment products available to you. You may also access our online quarterly shareholder newsletter, Evergreen Events, through the "About Evergreen Investments" menu tab. Thank you for your continued support of Evergreen Investments.

Sincerely,

Dennis H. Ferro
President and Chief Investment Officer
Evergreen Investment Management Company, LLC

FUND AT A GLANCE

as of June 30, 2003

MANAGEMENT TEAM

Patricia A. Bannan, CFA
Large Cap Core Growth Team Lead Manager

PERFORMANCE AND RETURNS1

Portfolio inception date: 4/27/2000

	Class 1	Class 2
Class inception date	4/27/2000	7/31/2002

6-month return	9.17%	9.00%

Average annual return

1 year	-3.92%	-4.12%

Since portfolio inception	-13.25%	-13.31%

LONG-TERM GROWTH

Comparison of a $10,000 investment in Evergreen VA Blue Chip Fund Class 1 shares,1 versus a similar investment in the Standard & Poor's 500 Index (S&P 500) and the Consumer Price Index (CPI).

The S&P 500 is an unmanaged market index and does not include transaction costs associated with buying and selling securities, any mutual fund expenses or any taxes. The CPI is a commonly used measure of inflation and does not represent an investment return. It is not possible to invest directly in an index.

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1 Past performance is no guarantee of future results. The investment return and principal value of an investment will fluctuate so that investors' shares, when redeemed, may be worth more or less than their original cost. The performance of each class may vary based on differences in fees and expenses paid by the shareholders investing in each class. Performance includes the reinvestment of income dividends and capital gain distributions. Performance shown does not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares.

Historical performance shown for Class 2 prior to its inception is based on the performance of Class 1, the original class offered. The historical returns for Class 2 have not been adjusted to reflect the effect of the class' 12b-1 fee. Class 2 pays a 12b-1 fee of 0.25%. Class 1 does not pay a 12b-1 fee. If these fees had been reflected, returns for Class 2 would have been lower. Returns reflect expense limits previously in effect, without which returns would have been lower.

The fund's investment objective is nonfundamental and may be changed without the vote of the fund's shareholders.

Foreign investments may contain more risk due to the inherent risks associated with changing political climates, foreign market instability and foreign currency fluctuations.

All data is as of June 30, 2003, and subject to change.

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	Six Months Ended
	June 30, 2003	Year Ended December 31,
CLASS 1[1]	(unaudited)	2002	2001	2000[2]

Net asset value, beginning of period	$ 5.78	$ 7.44	$ 8.95	$ 10.00

Income from investment operations
Net investment income	0.01	0.02	0.02	0.02
Net realized and unrealized gains or losses on securities	0.52	(1.66)	(1.51)	(1.05)
Total from investment operations	0.53	(1.64)	(1.49)	(1.03)

Distributions to shareholders from net investment income	0 [3]	(0.02)	(0.02)	(0.02)

Net asset value, end of period	$ 6.31	$ 5.78	$ 7.44	$ 8.95

Total return[4]	9.17%	(22.05%)	(16.61%)	(10.27%)

Ratios and supplemental data
Net assets, end of period (thousands)	$ 8,906	$ 9,455	$ 12,853	$ 8,861
Ratios to average net assets
Expenses[5]	1.00%[6]	0.98%	0.97%	1.01%[6]
Net investment income	0.43%[6]	0.29%	0.32%	0.43%[6]
Portfolio turnover rate	64%	143%	238%	140%

1 Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
2 For the period from April 27, 2000 (commencement of class operations), to December 31, 2000.
3 Amount represents less than $0.005 per share.
4 Total return does not reflect charges attributable to your insurance company's separate account.
5 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
6 Annualized
See Notes to Financial Statements

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

CLASS 2	Six Months Ended June 30, 2003 (unaudited)	Year Ended December 31, 2002[1,2]

Net asset value, beginning of period	$ 5.78	$ 6.03

Income from investment operations
Net investment income	0.01	0
Net realized and unrealized gains or losses on securities	0.51	(0.23)
Total from investment operations	0.52	(0.23)

Distributions to shareholders from net investment income	0	(0.02)

Net asset value, end of period	$ 6.30	$ 5.78

Total return[3]	9.00%	(3.86%)

Ratios and supplemental data
Net assets, end of period (thousands)	$ 1,222	$ 362
Ratios to average net assets
Expenses[4]	1.26%[5]	1.35%[5]
Net investment income	0.16%[5]	0.16%[5]
Portfolio turnover rate	64%	143%

1 For the period from July 31, 2002 (commencement of class operations), to December 31, 2002.
2 Net investment income per share is based on average shares outstanding during the period.
3 Total return does not reflect charges attributable to your insurance company's separate account.
4 The ratio of expenses to average net assets excludes expense reductions but includes fee waivers and/or expense reimbursements.
5 Annualized
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS 97.2%
CONSUMER DISCRETIONARY 13.2%
Hotels, Restaurants & Leisure 1.5%
Krispy Kreme Doughnuts, Inc. *	1,150	$ 47,357
McDonald's Corp.	2,425	53,495
Starbucks Corp. *	2,046	50,168
151,020
Household Durables 1.1%
Black & Decker Corp.	1,118	48,577
Furniture Brands International, Inc. *	2,425	63,293
111,870
Internet & Catalog Retail 1.4%
eBay, Inc. *	394	41,047
InterActiveCorp *	2,593	102,605
143,652
Media 4.1%
AOL Time Warner, Inc. *	4,235	68,141
Comcast Corp., Class A *	3,102	93,618
Tribune Co.	1,970	95,151
Viacom, Inc., Class B *	1,928	84,177
Walt Disney Co.	3,622	71,535
412,622
Multi-line Retail 1.0%
Kohl's Corp. *	571	29,338
Target Corp.	1,905	72,085
101,423
Specialty Retail 3.4%
Abercrombie & Fitch Co., Class A *	1,713	48,666
Best Buy Co., Inc. *	1,356	59,556
Home Depot, Inc.	2,143	70,976
Lowe's Companies, Inc.	2,396	102,908
Staples, Inc. *	3,487	63,987
346,093
Textiles, Apparel & Luxury Goods 0.7%
Nike, Inc., Class B	1,309	70,018
CONSUMER STAPLES 7.7%
Beverages 2.8%
Anheuser-Busch Companies, Inc.	689	35,173
Coca-Cola Co.	2,733	126,839
Pepsi Bottling Group, Inc.	2,450	49,049
PepsiCo, Inc.	1,523	67,773
278,834
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
CONSUMER STAPLES continued
Food & Staples Retailing 2.3%
CVS Corp.	1,275	$ 35,738
Wal-Mart Stores, Inc.	3,761	201,853
237,591
Household Products 1.3%
Procter & Gamble Co.	1,426	127,171
Personal Products 0.8%
Avon Products, Inc.	589	36,636
Estee Lauder Companies, Inc., Class A	1,375	46,104
82,740
Tobacco 0.5%
Altria Group, Inc.	1,175	53,392
ENERGY 7.9%
Energy Equipment & Services 1.3%
Rowan Co., Inc.	1,479	33,130
Weatherford International, Ltd. *	2,296	96,202
129,332
Oil & Gas 6.6%
Apache Corp.	2,172	141,310
ConocoPhillips	1,785	97,818
Devon Energy Corp.	3,001	160,253
Exxon Mobil Corp.	5,425	194,812
Occidental Petroleum Corp.	2,271	76,192
670,385
FINANCIALS 17.6%
Capital Markets 3.0%
Charles Schwab Corp.	3,212	32,409
J.P. Morgan Chase & Co.	4,046	138,292
Merrill Lynch & Co., Inc.	2,260	105,497
Morgan Stanley	686	29,327
305,525
Commercial Banks 5.0%
Bank of America Corp.	1,817	143,598
Charter One Financial, Inc.	3,669	114,399
FleetBoston Financial Corp.	2,380	70,710
U.S. Bancorp	3,593	88,029
Wells Fargo & Co.	1,713	86,335
503,071
Consumer Finance 1.3%
American Express Co.	2,569	107,410
Capital One Financial Corp.	625	30,737
138,147
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
FINANCIALS continued
Diversified Financial Services 3.0%
Citigroup, Inc.	7,020	$ 300,456
Insurance 3.9%
Ace, Ltd.	1,150	39,434
American International Group, Inc.	2,286	126,141
Hartford Financial Services Group, Inc.	1,083	54,540
MetLife, Inc.	1,428	40,441
Travelers Property Casualty Corp., Class B	3,735	58,901
XL Capital, Ltd., Class A	880	73,040
392,497
Thrifts & Mortgage Finance 1.4%
Countrywide Financial Corp.	571	39,724
Fannie Mae	1,511	101,902
141,626
HEALTH CARE 16.7%
Biotechnology 1.8%
Amgen, Inc. *	2,189	145,437
Genentech, Inc. *	174	12,549
IDEC Pharmaceuticals Corp. *	625	21,250
179,236
Health Care Equipment & Supplies 2.0%
Boston Scientific Corp. *	950	58,045
Guidant Corp.	606	26,900
Medtronic, Inc.	1,832	87,881
Saint Jude Medical, Inc. *	550	31,625
204,451
Health Care Providers & Services 1.6%
Aetna, Inc.	677	40,755
AmerisourceBergen Corp.	642	44,523
Anthem, Inc. *	973	75,067
160,345
Pharmaceuticals 11.3%
Abbott Laboratories, Inc.	1,165	50,980
Eli Lilly & Co.	785	54,142
Johnson & Johnson Co.	3,593	185,758
Merck & Co., Inc.	2,404	145,562
Mylan Laboratories, Inc.	2,601	90,437
Pfizer, Inc.	10,821	369,537
Teva Pharmaceutical Industries, Ltd., ADR	1,019	58,012
Watson Pharmaceuticals, Inc. *	1,802	72,747
Wyeth	2,617	119,204
1,146,379
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INDUSTRIALS 10.8%
Aerospace & Defense 0.9%
United Technologies Corp.	1,237	$ 87,617
Building Products 0.7%
American Standard Companies, Inc. *	1,032	76,296
Commercial Services & Supplies 1.8%
Career Education Corp. *	818	55,968
Cendant Corp. *	4,537	83,118
Waste Management, Inc.	1,968	47,409
186,495
Industrial Conglomerates 4.0%
3M Co.	333	42,950
General Electric Co.	9,612	275,672
Tyco International, Ltd.	4,402	83,550
402,172
Machinery 2.4%
Deere & Co.	1,523	69,601
Illinois Tool Works, Inc.	1,522	100,224
Navistar International Corp. *	2,126	69,371
239,196
Road & Rail 0.5%
Union Pacific Corp.	952	55,235
Trading Companies & Distributors 0.5%
W.W. Grainger, Inc.	1,023	47,835
INFORMATION TECHNOLOGY 15.8%
Communications Equipment 2.3%
Cisco Systems, Inc. *	9,631	160,742
Lucent Technologies, Inc. *	15,643	31,755
Nokia Corp., ADR	2,786	45,774
238,271
Computers & Peripherals 3.2%
Dell Computer Corp. *	3,201	102,304
Hewlett-Packard Co.	4,259	90,717
International Business Machines Corp.	1,539	126,967
319,988
Electronic Equipment & Instruments 0.4%
Flextronics International, Ltd. *	3,712	38,568
IT Services 1.3%
Affiliated Computer Services, Inc., Class A *	656	29,999
First Data Corp.	2,391	99,083
129,082
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

COMMON STOCKS continued
INFORMATION TECHNOLOGY continued
Semiconductors & Semiconductor Equipment 3.2%
Altera Corp. *	3,711	$ 60,860
Intel Corp.	7,134	148,273
Intersil Holding Corp., Class A *	973	25,892
Texas Instruments, Inc.	4,902	86,275
321,300
Software 5.4%
Autodesk, Inc.	901	14,560
Intuit, Inc. *	1,951	86,878
Microsoft Corp.	11,657	298,536
Oracle Corp. *	10,136	121,834
Veritas Software Corp. *	976	27,982
549,790
MATERIALS 3.6%
Chemicals 1.7%
PPG Industries, Inc.	2,034	103,205
Praxair, Inc.	1,047	62,925
166,130
Containers & Packaging 0.8%
Ball Corp.	700	31,857
Pactiv Corp. *	2,426	47,816
79,673
Metals & Mining 0.5%
Alcoa, Inc.	2,141	54,596
Paper & Forest Products 0.6%
International Paper Co.	1,734	61,956
TELECOMMUNICATION SERVICES 2.7%
Diversified Telecommunication Services 2.2%
ALLTEL Corp.	1,051	50,679
BellSouth Corp.	2,522	67,161
Verizon Communications, Inc.	2,612	103,043
220,883
Wireless Telecommunications Services 0.5%
AT&T Wireless Services, Inc. *	6,186	50,787
UTILITIES 1.2%
Electric Utilities 1.2%
Dominion Resources, Inc.	928	59,643
Exelon Corp.	1,115	66,688
126,331
Total Common Stocks		9,840,077
See Notes to Financial Statements

SCHEDULE OF INVESTMENTS continued

June 30, 2003 (unaudited)

	Shares	Value

SHORT-TERM INVESTMENTS 3.3%
MUTUAL FUND SHARES 3.3%
Evergreen Institutional U.S. Government Money Market Fund (o)	337,579	$ 337,579
Total Investments (cost $9,503,321) 100.5%		10,177,656
Other Assets and Liabilities (0.5%)		(49,487)
Net Assets 100.0%		$ 10,128,169

*	Non-income producing security
(o)	Evergreen Investment Management Company, LLC is the investment advisor to both the Fund and the money market fund.

Summary of Abbreviations
ADR	American Depository Receipt
See Notes to Financial Statements

STATEMENT OF ASSETS AND LIABILITIES

June 30, 2003 (unaudited)

Assets
Identified cost of securities	$ 9,503,321
Net unrealized gains on securities	674,335

Market value of securities	10,177,656
Dividends receivable	9,707
Prepaid expenses and other assets	18

Total assets	10,187,381

Liabilities
Payable for securities purchased	44,859
Advisory fee payable	170
Due to other related parties	28
Accrued expenses and other liabilities	14,155

Total liabilities	59,212

Net assets	$ 10,128,169

Net assets represented by
Paid-in capital	$ 14,838,059
Undistributed net investment income	20,481
Accumulated net realized losses on securities	(5,404,706)
Net unrealized gains on securities	674,335

Total net assets	$ 10,128,169

Net assets consists of
Class 1	$ 8,905,754
Class 2	1,222,415

Total net assets	$ 10,128,169

Shares outstanding
Class 1	1,412,029
Class 2	194,006

Net asset value per share
Class 1	$ 6.31
Class 2	$ 6.30

See Notes to Financial Statements

STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003 (unaudited)

Investment income
Dividends (net of foreign withholding taxes of $186)	$ 71,103

Expenses
Advisory fee	30,316
Distribution Plan expenses	863
Administrative services fee	4,970
Transfer agent fees	186
Trustees' fees and expenses	72
Printing and postage expenses	5,538
Custodian fees	1,353
Professional fees	7,193
Other	83

Total expenses	50,574
Less: Expense reductions	(12)

Net expenses	50,562

Net investment income	20,541

Net realized and unrealized gains or losses on securities
Net realized losses on securities	(457,369)
Net change in unrealized gains or losses on securities	1,345,924

Net realized and unrealized gains or losses on securities	888,555

Net increase in net assets resulting from operations	$ 909,096

See Notes to Financial Statements

STATEMENTS OF CHANGES IN NET ASSETS

	Six Months Ended
	June 30, 2003		Year Ended
	(unaudited)		December 31, 2002

Operations
Net investment income		$ 20,541		$ 33,207
Net realized losses on securities		(457,369)		(1,443,502)
Net change in unrealized gains or losses on securities		1,345,924		(1,401,405)

Net increase (decrease) in net assets resulting from operations		909,096		(2,811,700)

Distributions to shareholders from
Net investment income
Class 1 *		(164)		(32,105)
Class 2		0		(988)

Total distributions to shareholders		(164)		(33,093)

	Shares		Shares
Capital share transactions
Proceeds from shares sold
Class 1 *	189,502	1,153,448	435,999	2,825,814
Class 2	136,134	807,098	69,055	403,806

		1,960,546		3,229,620

Net asset value of shares issued in reinvestment of distributions
Class 1 *	24	137	4,631	26,861
Class 2	0	0	170	988

		137		27,849

Payment for shares redeemed
Class 1 *	(413,993)	(2,530,063)	(532,483)	(3,410,625)
Class 2	(4,768)	(28,323)	(6,585)	(37,820)

		(2,558,386)		(3,448,445)

Net decrease in net assets resulting from capital share transactions		(597,703)		(190,976)

Total increase (decrease) in net assets		311,229		(3,035,769)
Net assets
Beginning of period		9,816,940		12,852,709

End of period		$ 10,128,169		$ 9,816,940

Undistributed net investment income		$ 20,481		$ 104

* Effective at the close of business on July 24, 2002, existing shares of the Fund were renamed Class 1 shares.
See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS (unaudited)

1. ORGANIZATION

Evergreen VA Blue Chip Fund (the "Fund") is a diversified series of Evergreen Variable Annuity Trust (the "Trust"), a Delaware statutory trust organized on December 23, 1997. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). Shares of the Fund may only be purchased by insurance companies for the purpose of funding variable annuity contracts or variable life insurance policies.

The Fund offers Class 1 and Class 2 shares at net asset value without a front-end sales charge or contingent deferred sales charge; however, Class 2 shares pay an ongoing distribution fee.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The policies are in conformity with generally accepted accounting principles in the United States of America, which require management to make estimates and assumptions that affect amounts reported herein. Actual results could differ from these estimates.

a. Valuation of investments

Listed equity securities are usually valued at the last sales price or official closing price on the national securities exchange where the securities are principally traded.

Foreign securities traded on an established exchange are valued at the last sales price on the exchange where the security is primarily traded. If there has been no sale, the securities are valued at the mean between bid and asked prices.

Investments in other mutual funds are valued at net asset value. Securities for which market quotations are not available are valued at fair value as determined in good faith, according to procedures approved by the Board of Trustees.

b. Security transactions and investment income

Security transactions are recorded no later than one business day after the trade date. Realized gains and losses are computed using the specific cost of the security sold. Dividend income is recorded on the ex-dividend date or in the case of some foreign securities, on the date when the Fund is made aware of the dividend. Foreign income and capital gains realized on some securities may be subject to foreign taxes, which are accrued as applicable.

c. Federal taxes

The Fund intends to continue to qualify as a regulated investment company and distribute all of its taxable income, including any net capital gains (which have already been offset by available capital loss carryovers). Accordingly, no provision for federal taxes is required.

d. Distributions

Distributions to shareholders from net investment income and net realized gains, if any, are recorded on the ex-dividend date. Such distributions are determined in conformity with income tax regulations, which may differ from generally accepted accounting principles.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

e. Class allocations

Income, common expenses and realized and unrealized gains and losses are allocated to the classes based on the relative net assets of each class. Distribution fees, if any, are calculated daily at the class level based on the appropriate net assets of each class and the specific expense rates applicable to each class.

3. ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Evergreen Investment Management Company, LLC ("EIMC"), an indirect, wholly-owned subsidiary of Wachovia Corporation ("Wachovia"), is the investment advisor to the Fund and is paid an annual fee starting at 0.61% and declining to 0.26% as average daily net assets increase.

From time to time, EIMC may voluntarily or contractually waive its fees and/or reimburse expenses in order to limit operating expenses. For any fee waivers and/or reimbursements made after January 1, 2003, EIMC may recoup any amounts waived and/or reimbursed up to a period of three years following the end of the fiscal year in which the fee waivers and/or reimbursements were made.

Evergreen Investment Services, Inc. ("EIS"), an indirect, wholly-owned subsidiary of Wachovia, is the administrator to the Fund. As administrator, EIS provides the Fund with facilities, equipment and personnel and is paid an annual administrative fee of 0.10% of the Fund's average daily net assets.

Evergreen Service Company, LLC ("ESC"), an indirect, wholly-owned subsidiary of Wachovia, is the transfer and dividend disbursing agent for the Fund. ESC receives account fees that vary based on the type of account held by the shareholders in the Fund.

The Fund has placed a portion of its portfolio transactions with brokerage firms that are affiliates of Wachovia. During the six months ended June 30, 2003, the Fund paid brokerage commissions of $8,655 to Wachovia Securities, LLC.

4. DISTRIBUTION PLAN

Evergreen Distributor, Inc. ("EDI"), a wholly-owned subsidiary of BISYS Fund Services, Inc., serves as principal underwriter to the Fund.

The Fund has adopted a Distribution Plan, as allowed by Rule 12b-1 of the 1940 Act, for Class 2 shares. Under the Distribution Plan, distribution fees are paid at an annual rate of 0.25% of the average daily net assets for Class 2 shares.

5. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of investment securities (excluding short-term securities) were $6,191,066 and $6,696,622, respectively, for the six months ended June 30, 2003.

On June 30, 2003, the aggregate cost of securities for federal income tax purposes was $9,503,321. The gross unrealized appreciation and depreciation on securities based on tax cost was $862,559 and $188,224, respectively, with a net unrealized appreciation of $674,335.

NOTES TO FINANCIAL STATEMENTS (unaudited) continued

As of December 31, 2002, the Fund had $4,521,008 in capital loss carryovers for federal income tax purposes with $544,381 expiring in 2008, $2,507,354 expiring in 2009 and $1,469,273 expiring in 2010.

For income tax purposes, capital losses incurred after October 31 within the Fund's fiscal year are deemed to arise on the first business day of the following fiscal year. As of December 31, 2002 the Fund incurred and elected to defer post-October losses of $94,700.

6. INTERFUND LENDING

Pursuant to an Exemptive Order issued by the SEC, the Fund may participate in an interfund lending program with certain funds in the Evergreen fund family. This program allows the Fund to borrow from other participating funds. During the six months ended June 30, 2003, the Fund did not participate in the interfund lending program.

7. EXPENSE REDUCTIONS

Through expense offset arrangements with ESC and the Fund's custodian and, a portion of fund expenses has been reduced. The Fund received expense reductions from expense offset arrangements of $12.

8. DEFERRED TRUSTEES' FEES

Each independent Trustee of the Fund may defer any or all compensation related to performance of their duties as Trustees. The Trustees' deferred balances are allocated to deferral accounts, which are included in the accrued expenses for the Fund. The investment performance of the deferral accounts is based on the investment performance of certain Evergreen funds. Any gains earned or losses incurred in the deferral accounts are reported in the Fund's Trustees' fees and expenses. At the election of the Trustees, the deferral account will be paid either in one lump sum or in quarterly installments for up to ten years.

9. FINANCING AGREEMENT

The Fund and certain other Evergreen funds share in a $150 million unsecured revolving credit commitment for temporary and emergency purposes, including the funding of redemptions, as permitted by each Fund's borrowing restrictions. Borrowings under this facility bear interest at 0.50% per annum above the Federal Funds rate. All of the participating funds are charged an annual commitment fee of 0.09% of the unused balance, which is allocated pro rata. During the six months ended June 30, 2003, the Fund had no borrowings under this agreement.

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TRUSTEES AND OFFICERS

TRUSTEES[1]
Charles A. Austin III Trustee DOB: 10/23/1934 Term of office since: 1991 Other directorships: None	Principal occupations: Investment Counselor, Anchor Capital Advisors, Inc. (investment advice); Director, The Andover Companies (insurance); Trustee, Arthritis Foundation of New England; Director, The Francis Ouimet Society; Former Investment Counselor, Appleton Partners, Inc. (investment advice); Former Director, Health Development Corp. (fitness-wellness centers); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

K. Dun Gifford Trustee DOB: 10/23/1938 Term of office since: 1974 Other directorships: None	Principal occupations: Chairman and President, Oldways Preservation and Exchange Trust (education); Trustee, Treasurer and Chairman of the Finance Committee, Cambridge College; Former Managing Partner, Roscommon Capital Corp.; Former Chairman of the Board, Director, and Executive Vice President, The London Harness Company (leather goods purveyor); Former Chairman, Gifford, Drescher & Associates (environmental consulting); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Leroy Keith, Jr. Trustee DOB: 2/14/1939 Term of office since: 1983 Other directorships: Trustee, Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund	Principal occupations: Partner, Stonington Partners, Inc. (private investment firm); Trustee of Phoenix Series Fund, Phoenix Multi-Portfolio Fund, and The Phoenix Big Edge Series Fund; Former Chairman of the Board and Chief Executive Officer, Carson Products Company (manufacturing); Former Director of Phoenix Total Return Fund and Equifax, Inc. (worldwide information management); Former President, Morehouse College; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Gerald M. McDonnell Trustee DOB: 7/14/1939 Term of office since: 1988 Other directorships: None	Principal occupations: Sales Manager, SMI STEEL Co. -- South Carolina (steel producer); Former Sales and Marketing Management, Nucor Steel Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

William Walt Pettit Trustee DOB: 8/26/1955 Term of office since: 1984 Other directorships: None	Principal occupations: Partner and Vice President, Kellam & Pettit, P.A. (law firm); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

David M. Richardson Trustee DOB: 9/19/1941 Term of office since: 1982 Other directorships: None	Principal occupations: President, Richardson, Runden & Company (recruitment business development/consulting company); Managing Director, Kennedy Information, Inc. (executive recruitment information and research company); Trustee, NDI Technologies, LLP (communications); Director, J&M Cumming Paper Co. (paper merchandising); Columnist, Commerce and Industry Association of New Jersey; Former Vice Chairman, DHR International, Inc. (executive recruitment); Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Russell A. Salton III, MD Trustee DOB: 6/2/1947 Term of office since: 1984 Other directorships: None	Principal occupations: President/CEO, AccessOne MedCard; Former Medical Director, Healthcare Resource Associates, Inc.; Former Medical Director, U.S. Health Care/Aetna Health Services; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Michael S. Scofield Trustee DOB: 2/20/1943 Term of office since: 1984 Other directorships: None	Principal occupations: Attorney, Law Offices of Michael S. Scofield; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

TRUSTEES AND OFFICERS continued

Richard J. Shima Trustee DOB: 8/11/1939 Term of office since: 1993 Other directorships: None	Principal occupations: Independent Consultant; Director, Trust Company of CT; Trustee, Saint Joseph College (CT); Director of Hartford Hospital, Old State House Association; Trustee, Greater Hartford YMCA; Former Director of Enhance Financial Services, Inc.; Former Director of CTG Resources, Inc. (natural gas); Former Director, Middlesex Mutual Assurance Company; Former Director, Mentor Income Fund, Inc.; Former Trustee, Mentor Funds and Cash Resource Trust.

Richard K. Wagoner, CFA[2] Trustee DOB: 12/12/1937 Term of office since: 1999 Other directorships: None	Principal occupations: Member and Former President, North Carolina Securities Traders Association; Member, Financial Analysts Society; Former Chief Investment Officer, Executive Vice President and Head of Capital Management Group, First Union National Bank; Former Consultant to the Boards of Trustees of the Evergreen funds; Former Member, New York Stock Exchange; Former Trustee, Mentor Funds and Cash Resource Trust.

OFFICERS
Dennis H. Ferro[3] President DOB: 6/20/1945 Term of office since: 2003	President and Chief Investment Officer, Evergreen Investment Management Company, LLC and Executive Vice President, Wachovia Bank, N.A.

Carol Kosel[4] Treasurer DOB: 12/25/1963 Term of office since: 1999	Senior Vice President, Evergreen Investment Services, Inc. and Treasurer, Vestaur Securities, Inc.

Michael H. Koonce[4] Secretary DOB: 4/20/1960 Term of office since: 2000	Senior Vice President and General Counsel, Evergreen Investment Services, Inc.; Senior Vice President and Assistant General Counsel, Wachovia Corporation; Former Senior Vice President and General Counsel, Colonial Management Associates, Inc.; Former Vice President and Counsel, Colonial Management Associates, Inc.

1 Each Trustee serves until a successor is duly elected or qualified or until his death, resignation, retirement or removal from office. The address of each Trustee is 200 Berkeley Street, Boston, MA 02116. Each Trustee oversees 112 Evergreen funds.

2 Mr. Wagoner is an "interested person" of the Fund because of his ownership of shares in Wachovia Corporation, the parent to the Fund's investment advisor.

3 The address of the Officer is 401 S. Tryon Street, 20th Floor, Charlotte, NC 28288.

4 The address of the Officer is 200 Berkeley Street, Boston, MA 02116.

Additional information about the Fund's Board of Trustees and Officers can be found in the Statement of Additional Information (SAI) and is available upon request without charge by calling 800.343.2898.

Investments that stand the test of time

Year in and year out, Evergreen Investments seeks to provide each client with sound, time-tested investment strategies designed for sustainable long-term success. With over $229 billion* in assets under management, we manage diverse investments from institutional portfolios to mutual funds, variable annuities to retirement plans, alternative investments to private accounts. Our commitment to every one of our clients is reflected in the rigor and discipline with which we manage investments.

We offer a complete family of mutual funds designed to help investors meet a wide range of financial goals. From money market funds that meet short-term needs to international funds that involve greater risk but seek potentially higher returns, Evergreen provides a broad array of flexible investment options. Across all investment styles, we are committed to providing investors with investment excellence day after day, quarter after quarter and year after year.

*As of June 30, 2003

Visit us online at EvergreenInvestments.com

FOR MORE INFORMATION
Evergreen Express Line 800.346.3858
Evergreen Investor Services 800.343.2898

For the fourth consecutive year, Evergreen Investments has earned the Dalbar Mutual Fund Service Award, which recognizes those firms that exceed industry norms in key service areas. The award symbolizes the achievement of the highest tier of shareholder service within our industry. For 2002, Evergreen Investments was ranked third overall.

566895    8/2003

Evergreen Investments 200 Berkeley Street Boston, MA 02116-5034